EMPLOYMENT LETTER AGREEMENT

THIS EMPLOYMENT AGREEMENT is entered into this March 1st, 2013, and is to be effective as early of June 1st, 2013 and no later than August 1st, 2013 as agreed upon by and between APOLLO MEDICAL HOLDINGS, INC., a Delaware corporation, having its principal place of business at 700 North Brand Blvd., Suite 220 Glendale CA 91203 (the “Company”) and between Kyle Francis, an individual residing at 326 Ewing Terrace, SF CA 94118 (“Employee”).

RECITALS

WHEREAS, the Company desires to engage Employee to assist Company as its Chief Financial Officer on an at-will basis, and Employee is willing to perform such services subject to the terms and conditions set forth below (“Position”). This Letter Agreement represents agreed upon terms for future employment and both parties agree to execute a formal employment agreement and both parties agree to negotiate in good faith

NOW, THEREFORE, in consideration of the above Recital, which the parties agree to be accurate and complete, and of the mutual promises and undertakings hereinafter set forth, and for other good and valuable consideration, it is agreed as follows:

1.	Employee will be paid a monthly salary equal to $18,750 per month

2.	Employee will receive a maximum $1,200 of healthcare benefits per month

3.	Employee may be eligible for additional cash and stock compensation in accordance with board compensation committee approval

4.	Employee will receive standard benefits in accordance with company policy including vacation, sick days and company benefits such as parking and out-of pocket expenses. Both parties agree and acknowledge that any used vacation and sick days will not accrue if unused within the calendar year. Vacation and sick days will be prorated for first year of employment, but effective as of the Effective Date of this contract

5.	If employee is terminated for any reason other than gross negligence or misconduct the company agrees to meet the employment obligations for a period of one year less any portion paid under above terms.

SIGNATURE PAGE OF EMPLOYMENT AGREEMENT AMONG APOLLO MEDICAL HOLDINGS, INC. AND Kyle Francis DATED March 1, 2013

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement in the State of California as of the date first above written.

SELECTION OF SEPARATE COUNSEL

COMPANY AND EMPLOYEE ACKNOWLEDGE THAT THEY HAVE HAD AMPLE OPPORTUNITY TO CONSULT WITH AN ATTORNEY AND/OR A CERTIFIED PUBLIC ACCOUNTANT OF THEIR CHOICE REGARDING THE CONTENTS OF THIS EMPLOYMENT AGREEMENT, ITS SUBJECT MATTER AND ANY AND ALL COLLATERAL DOCUMENTS WHICH MAY BE NECESSARY TO CARRY OUT THE TRUE INTENT OF THIS EMPLOYMENT AGREEMENT, AND EACH HAS EITHER RECEIVED OR WAIVED SUCH ADVICE.

APOLLO MEDICAL HOLDINGS, INC.:	KYLE FRANCIS.:

/By:/ WARREN HOSSEINION, M.D.	/By:/ KYLE FRANCIS
Name: Warren Hosseinion, M.D.	Name: Kyle Francis
Title: Chief Executive Officer	Title: Chief Financial Officer